SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2008 (March 26, 2008)
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SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 RESIGNATION OF DIRECTOR AND CHANGE OF DIRECTORS.

Effective March 20, 2008, Bruce Simpson resigned from his position as a member of the Board of Directors (the “Board”) of Sinofresh HealthCare, Inc. (“SinoFresh” or the “Company”). We do not believe that there were any disagreements between Mr. Simpson and the Company. Mr. Terry Ritter was appointed to the Board on March 20, 2008 to replace Mr. Simpson.

Terry Ritter is also the Director of Marketing for the Company. He received a signing bonus of 250,000 incentive stock options under the Company’s incentive stock option plan, exercisable for 250,000 shares of Company common stock at $.16 per share. Such options vest in equal installments over a period of 33 months beginning 90 days from the date of employment, provided Mr. Ritter is continuously employed by the Company during such time.

Additionally, Mr. Ritter could earn 1,250,000 additional incentive options upon a $500,000 increase in sales by the Company. The vesting schedule for such options shall be determined at the time of grant.

ITEM 9.02 EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: March 27, 2008	By:	/s/ Charles A. Fust
Charles A. Fust
Chairman & Chief Executive Officer